UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 10, 2008

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-53424	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104-2867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not Applicable.

(b) On October 10, 2008, Gerard Scarpati resigned from his position as chief financial officer of FS Investment Corporation (the “Company”). There are no disagreements between Mr. Scarpati and the Board of Directors or management of the Company.

(c) On October 10, 2008, the Company announced that it has named Charles Jacobson as its chief financial officer effective October 10, 2008. Mr. Jacobson’s biographical information is included below:

Charles Jacobson, age 37, joined the Company as our chief financial officer in October 2008. Since 2007, Mr. Jacobson has served as the Managing Director of the Pine Hill Group, LLC, a consulting firm which he co-founded, providing management level finance and accounting services to middle market public and private companies. Previously, from 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2000 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

Mr. Jacobson will carry out his role as chief financial officer of the Company pursuant to an agreement between the Company and the Pine Hill Group, LLC, a company that provides financial and accounting support professionals to companies on an interim basis. The agreement provides that as chief financial officer, the scope of Mr. Jacobson’s responsibilities include, but are not limited to, matters relating to the preparation and filing of the company’s periodic reports under the Securities and Exchange Act of 1934, the preparation of the company’s financial statements included therein, and assisting the Company’s independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. Mr. Jacobson will be compensated at an hourly rate for performing services pursuant to the agreement. As a result, his aggregate compensation will be based on the amount of work performed on our behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: October 15, 2008	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer